EXHIBIT 10.1

STOCK PURCHASE AGREEMENT

This Agreement dated as of the 25th day of July, 2018 (this “Agreement”), by and between

Mr. Patrick Giordano (“Giordano”),

Mr. Robert Denn (“Denn”),

Mr. Lawrence Paduano (“Paduano”),

Mr. Lawrence Cagno (“Cagno”),

(Giordano, Denn, Paduano and Cagno are collectively referred to as the “Sellers”)

and

Mr. Cyril Umunna O. Ajagu (“Ajagu” or the “Purchaser”),

The Purchaser and the Sellers are hereinafter collectively referred to as the “Parties” and individually, a “Party”.

WITNESSETH

WHEREAS, the Sellers own certain non-registered shares of common stock of Jobbot, Inc. (the “Company”) in the amounts specified on Exhibit “A” which is attached to this Agreement, totaling nine million eight hundred and fifty five thousand (9,855,000) shares of common stock of the Company (the “Shares”);

WHEREAS, the Purchaser desires to purchase and the Sellers desire to sell the Shares pursuant to the terms and conditions of this Agreement; and

NOW THEREFORE, in exchange for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged the Parties agree as follows:

1

IT IS AGREED:

1. Recitals. The Parties adopt as part of this Agreement each of the recitals which is set forth above in the WHEREAS clauses, and agree that such recitals shall be binding upon the Parties hereto by way of contract and not merely by way of recital or inducement. Such WHEREAS clauses are hereby confirmed and ratified as being accurate by each Party to this Agreement.

2. Purchase of the Shares.

A. The Sellers agree to sell to the Purchaser, and the Purchaser agrees to purchase from the Sellers, a total of nine million eight hundred and fifty five thousand (9,855,000) shares of common stock of the Company.

B. Subject to the terms and conditions hereinafter set forth, at the closing of the transaction contemplated hereby, the Sellers shall sell, convey, transfer, and deliver to the Escrow Agent certificates representing the Shares, and the Purchaser shall purchase the Shares from the Sellers.

C. Upon the date pursuant to which this Agreement closes, the certificates representing the Shares purchased shall be delivered to the Purchaser duly endorsed for transfer or accompanied by appropriate stock transfer powers duly executed in blank, in each case with medallion signature guarantees.

3. Date of Closing.

A. The closing of the transactions contemplated by this Agreement ("Closing"), shall be held at the offices of The Mintz Fraade Law Firm, P.C., 260 Madison Ave, 16th Fl., New York, NY 10016 on the 27th day of July 2018 at 12.00pm, or such other place, date and time as the Parties may otherwise designate in writing.

B. If the closing takes place pursuant to this Agreement, the Escrow Agent, at the time of closing, shall pay the amount deposited with Escrow Agent in accordance with Sellers' written instructions. The Escrow Agent shall make simultaneous transfer of the Shares to the Purchaser. If no closing takes place, Escrow Agent must immediately transfer such sums held to the Purchaser.

4. Sellers’ Representations, Warranties and Covenants. Each Seller represents, warrants and covenants that:

A. Status. Each Seller has requisite power and authority to enter into this Agreement and all other documents required to be executed and delivered by the Sellers and to consummate the transactions set forth in this Agreement. The Sellers have jointly agreed to the sale and if any of the Sellers fails to participate, the transaction is cancelled.

B. No Debt to or by the Company. As of the Closing, each Seller shall not be indebted to the Company and the Company shall not be indebted to any of the Sellers.

2

C. Ownership: Each Seller acknowledges and agrees that he is the beneficial owner and record owner of his Shares and shall deliver his Shares to the Purchaser free and clear of any pledges, mortgages, liens, encumbrances, restrictions, covenants or any adverse claims or other charges of any kind or character. Each Seller further acknowledges that there are no outstanding agreements, calls, commitments, options, subscriptions, warrants, or other rights or privileges held by a third party entitling any third party to acquire his Shares.

D. The Shares. Each Seller represents that his Shares which are being purchased by the Purchaser constitute ninety (90%) percent of the non-registered shares of common stock of the Company held by such Seller.

E. Authority. This Agreement constitutes the valid and legally binding obligation of each Seller, enforceable in accordance with its terms and conditions. The execution and delivery of this Agreement by each Seller and the consummation by each Seller of the transactions contemplated hereby have been duly approved and authorized by each Seller, and no further authorization shall be necessary on the part of each Seller for the performance and consummation by each Seller of the transactions contemplated hereby. The execution, delivery and performance of this Agreement in accordance with its terms does not and shall not require approval, consent or authorization of any third party, including any governmental agency or authority or any political subdivision thereof.

F. Compliance with the Law and Other Instruments. The performance of this Agreement shall not result in any breach of, or constitute a default under, or result in the imposition of any lien or encumbrance upon any property of any of the Sellers or cause an acceleration under any arrangement, agreement or other instrument to which any of the Sellers is a party or by which any of each Seller’s assets are bound. In addition, the performance of this Agreement shall not trigger additional rights in any third parties, including, but not limited to, any interest in or right with respect to the Shares. Each Seller has performed all of his obligations which are required to be performed by him pursuant to the terms of any such agreement, contract, or commitment.

G. No Outstanding Obligations. As of the Closing Date, there shall be no absolute or contingent liabilities, obligations or claims against the Company.

H. Survival. The covenants, representations and warranties made by each Seller in or in connection with this Agreement shall survive the execution and delivery of this Agreement and the consummation of the transactions described herein, it being agreed and understood that each of such covenants, representations and warranties is of the essence to this Agreement and the same shall be binding upon each Seller and inure to each Purchaser and his successors and assigns.

I. Complete Disclosure. Each Seller has no knowledge that any covenant, representation or warranty of such Seller which is contained in this Agreement or in a writing furnished or to be furnished pursuant to this Agreement contains or shall contain any untrue statement of a material fact, omits or shall omit to state any material fact which is required to make the statements which are contained herein or therein, not misleading.

J. No Defense. It shall not be a defense to a suit for damages for any misrepresentation or breach of a covenant, representation or warranty that the Purchaser knew or had reason to know that any covenant, representation or warranty in this Agreement contained untrue statements.

3

5. Purchaser’s Representations, Warranties and Covenants. The Purchaser represents, warrants and covenants that:

A. Status. The Purchaser is an individual with all requisite power and authority to enter into this Agreement and to consummate the transactions set forth in this Agreement. The Purchaser has sufficient knowledge and experience in financial matters to evaluate the merits and risks of this investment and further, the Purchaser is capable of reading and interpreting financial statements.

B. Authority. This Agreement constitutes the valid and legally binding obligation of the Purchaser, enforceable in accordance with its terms and conditions. The execution and delivery of this Agreement by the Purchaser and the consummation by the Purchaser of the transactions contemplated hereby have been duly approved and authorized by him, and no further authorization shall be necessary on the part of the Purchaser for the performance and consummation by Purchaser of the transactions contemplated hereby. The execution, delivery and performance of this Agreement in accordance with its terms does not and shall not require approval, consent or authorization of any third party, including any governmental agency or authority or any political subdivision thereof.

C. Compliance with the Law and Other Instruments. The performance of this Agreement shall not result in any breach of, or constitute a default under, or result in the imposition of any lien or encumbrance upon any property of the Purchaser or cause an acceleration under any arrangement, agreement or other instrument to which such the Purchaser is a party or by which the Purchaser’s assets are bound. The Purchaser has performed all of his obligations which are required to be performed by him pursuant to the terms of any such agreement, contract, or commitment.

D. Accredited Investor. The Purchaser is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the “Act”) and qualifies under one or more of the following: (1) a net worth exceeding one million ($1,000,000) dollars, either individually or jointly with his spouse, (2) an income exceeding two hundred thousand ($200,000) dollars in each of the two most recent years, with a reasonable expectation of reaching the same income level in the current year, or (3) a joint income with his spouse exceeding three hundred thousand ($300,000) dollars in each of the two most recent years, with a reasonable expectation of reaching the same joint income level in the current year.

E. The Shares. The Purchaser acknowledges that the purchase of the Shares by him is for his own account, is for investment purposes only, and is not with a view to, nor for offer or sale in connection with, the distribution of the Shares within the meaning of any federal securities act, state securities act or any other applicable federal or state laws.

F. Economic Risk. The Purchaser is able to bear the economic risk of an investment in the Shares (the “Securities”) for an indefinite period of time, including the risk of total loss of such investment, and the Purchaser recognizes that an investment in the Securities involves a high degree of risk. The Purchaser understands that the Shares have not been registered under the Act or the securities laws of any state and, therefore, cannot be sold unless they are subsequently registered under the Act and any applicable state securities laws or exemptions from registration thereunder are available. The Purchaser further understands that the Shares would be suitable and consistent with his investment goals and that presently there is no public market for the Shares.

G. Access to Information. The Purchaser acknowledges that he has had access to and the opportunity to review the financial statements and such other corporate information regarding the Company which have been filed and available on the website of the Securities and Exchange Commission.

4

H. No Reliance. The Purchaser’s decision to enter into this Agreement was based entirely upon its own research, and not upon any representations made to him by any of the Sellers.

I. Survival. The covenants, representations and warranties made by the Purchaser in or in connection with this Agreement shall survive the execution and delivery of this Agreement and the consummation of the transactions described herein, it being agreed and understood that each of such covenants, representations and warranties is of the essence to this Agreement and the same shall be binding upon the Purchaser and inure to the Sellers and their successors and assigns.

J. Complete Disclosure. The Purchaser has no knowledge that any covenant, representation or warranty of such Purchaser which is contained in this Agreement or in a writing furnished or to be furnished pursuant to this Agreement contains or shall contain any untrue statement of a material fact, omits or shall omit to state any material fact which is required to make the statements which are contained herein or therein, not misleading.

K. No Defense. It shall not be a defense to a suit for damages for any misrepresentation, or breach of, a covenant, representation or warranty that any of the Sellers knew or had reason to know that any covenant, representation or warranty in this Agreement contained untrue statements.

6. Piggy Back Rights.

A. The Purchaser agrees that, if the Company shall at any time seek to register or qualify any of its Shares, on each such occasion, he shall cause the Company to include all of the non-registered shares held by the Sellers in such registration or qualification at the Company’s expense.

B. All expenses in connection with preparing and filing any registration statement pursuant to Paragraph “A” of this Article “6” of this Agreement shall be borne in full by the Company; provided, however, that each Seller shall pay any and all underwriting commissions and expenses and the fees and expenses of any legal counsel selected by such Seller to represent him with respect to the sale of the shares.

7. Merger. Subsequent to the Closing of this Agreement, the Purchaser shall cause the Company to merge with or acquire all of the assets of Conau Group, 18A, Sinari Daranijo Street,

Victoria Island, Lagos - Nigeria

8. Termination. In the event that this Agreement does not close on or prior to August 13, 2018, this Agreement shall be null and void.

9. Miscellaneous.

A. Headings. Headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

5

B. Enforceability. If any provision which is contained in this Agreement should, for any reason, be held to be invalid or unenforceable in any respect under the laws of any jurisdiction, such invalidity or unenforceability shall not affect any other provision of this Agreement and this Agreement shall be construed as if such invalid or unenforceable provision had not been contained herein.

C. Notices. Any notice or other communication required or permitted hereunder shall be sufficiently given if sent by (i) mail by (a) certified mail, postage prepaid, return receipt requested and (b) first class mail, postage prepaid (ii) overnight delivery with confirmation of delivery, addressed as follows:

For the Sellers:	The Mintz Fraade Law Firm, P.C 260 Madison Avenue, 16th Floor New York, NY 10016 Attention: Frederick M. Mintz, Esq.

For the Buyers:	Gere Benson, Esq. 27A Providence Street Lekki I, Lagos, Nigeria

or in each case to such other address and facsimile number as shall have last been furnished by like notice. If all of the methods of notice set forth in this Paragraph “C” of this Article “12” of this Agreement are impossible for any reason, notice shall be in writing and personally delivered to the aforesaid addresses. Each notice or communication shall be deemed to have been given as of the following applicable dates:

i. If sent by mail, five (5) days after the later of sending by (A) certified mail, postage prepaid, return receipt requested or (B) first class mail.

ii. If sent by overnight delivery, as of the date of delivery with confirmation of delivery.

D. Governing Law; Disputes.

(i) The Parties agree that this Agreement shall in all respects be construed, governed, applied and enforced in accordance with the laws of the State of New York applicable to contracts made and to be performed therein, without giving effect to the principles of conflicts of laws.

(ii) The Parties agree that they shall be deemed to have agreed to binding arbitration with respect to the entire subject matter of any and all disputes relating to or arising under this Agreement including, but not limited to, the specific matters or disputes as to which arbitration has been expressly provided for by other provisions of this Agreement and that any such arbitration shall be commenced exclusively in New York County, New York. Any such arbitration shall be by one arbitrator pursuant to the commercial rules then existing of the American Arbitration Association in the State of New York, County of New York. In all arbitrations, judgment upon the arbitration award may be entered in any court having jurisdiction.

6

(iii) The Parties specifically designate the courts in the State of New York, County of New York as properly having jurisdiction for any proceeding to confirm and enter judgment upon any such arbitration award. The Parties hereby consent to and submit to the exclusive jurisdiction of the courts of the State of New York in any action or proceeding and submit to personal jurisdiction over each of them by such courts. The Parties hereby waive personal service of any and all process and specifically consent that in any such action or proceeding brought in the courts of the State of New York, any service of process may be effectuated upon any of them by certified mail, return receipt requested, in accordance with Paragraph “C” of this Article “9” of this Agreement. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

(iv) The Parties agree, further, that the prevailing Party in any such arbitration as determined by the arbitrators shall be entitled to such costs and attorney's fees, if any, in connection with such arbitration as may be awarded by the arbitrators.

E. Construction. Each of the Parties hereby further acknowledges and agrees that (i) each has been advised by counsel during the course of negotiations; (ii) each counsel has had significant input in the development of this Agreement and (iii) this Agreement shall not, therefore, be construed more strictly against any Party responsible for its drafting regardless of any presumption or rule requiring construction against the Party whose attorney drafted this agreement.

F. Entire Agreement. This Agreement and all documents and instruments referred to herein (i) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof and thereof, and (ii) are not intended to confer upon any person other than the Parties hereto any rights or remedies hereunder. Each Party hereto agrees that, except for the representations and warranties contained in this Agreement, neither Party makes any other representations or warranties, and each hereby disclaims any other representations and warranties made by itself or any of his agents, financial and legal advisors or other representatives, with respect to the execution and delivery of this Agreement or the transactions contemplated hereby, notwithstanding the delivery or disclosure of any documentation or other information with respect to any one or more of the foregoing.

G. Further Assurances. The Parties agree to execute any and all such other further instruments and documents, and to take any and all such further actions which are reasonably required to effectuate this Agreement and the intents and purposes hereof.

H. Binding Agreement. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their heirs, executors, administrators, personal representatives, successors and assigns.

I. Non-Waiver. Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the Party against whom such waiver is charged; and (i) the failure of any Party to insist in any one or more cases upon the performance of any of the provisions, covenants or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any Party of one breach by another party shall be construed as a waiver of any other or subsequent breach.

J. Third Party Beneficiaries. This Agreement and all documents and instruments referred to herein are not intended to confer upon any person (other than the Parties hereto and their respective heirs, executors, administrators, personal representatives, successors and assigns) any legal or equitable right or remedy of any nature whatsoever pursuant to or by reason of this Agreement.

7

K. Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

L. Facsimile Signatures. Any signature which is delivered via facsimile shall be deemed to be an original and have the same force and effect as if such facsimile signature were the original thereof.

M. Modifications. This Agreement may not be changed, modified, extended, terminated or discharged orally, except by a written agreement specifically referring to this Agreement which is signed by all of the Parties to this Agreement.

N. Exhibits. All Exhibits annexed or attached to this Agreement are incorporated into this Agreement by reference thereto and constitute an integral part of this Agreement.

O. Severability. The provisions of this Agreement shall be deemed separable. Therefore, if any part of this Agreement is rendered void, invalid or unenforceable, such rendering shall not affect the validity or enforceability of the remainder of this Agreement; provided, however, that if the part or parts which are void, invalid or unenforceable as aforesaid shall substantially impair the value of this whole Agreement to any Party, that Party may cancel, and terminate this Agreement by giving written notice to the other Parties.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

/s/ Patrick Giordano
Patrick Giordano

/s/ Robert Denn
Robert Denn

/s/ Lawrence Paduano
Lawrence Paduano

/s/ Lawrence Cagno
Lawrence Cagno

/s/ Cyril Umunna O. Ajagu
Cyril Umunna O. Ajagu

8

EXHIBIT “A”

SELLER	SHARES	BUYER
Patrick Giordano	8,788,000	Cyril Umunna O. Ajagu
Robert Denn	388,000	Cyril Umunna O. Ajagu
Lawrence Paduano	339,500	Cyril Umunna O. Ajagu
Lawrence Cagno	339,500	Cyril Umunna O. Ajagu

Total No. of Shares Being Sold: 9,855,000

9